FOR IMMEDIATE RELEASE

NUZEE (d/b/a COFFEE BLENDERS®) PRICES UNDERWRITTEN

PUBLIC OFFERING OF COMMON STOCK

Plano, Texas – June 18, 2020 - NuZee, Inc. (NASDAQ: NUZE) (“NuZee”), a single-serve pour-over coffee producer and co-packer, announced today the pricing of an underwritten public offering (the “Offering”) of 700,000 shares of its common stock (the “Shares”), at a price to the public of $9.00 per share. The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated Offering expenses payable by NuZee, are expected to be approximately $5.3 million. In addition, NuZee has granted the underwriters a 45-day option to purchase up to 105,000 additional shares of NuZee’s common stock at the same initial price to the public less underwriting discounts and commissions, and on the same terms and conditions, to cover over-allotments, if any.

NuZee’s common stock is expected to begin trading on the NASDAQ Capital Market under the symbol “NUZE.” The Offering is expected to close on June 23, 2020, subject to the satisfaction of customary closing conditions.

The Benchmark Company, LLC is acting as sole book-running manager for the Offering.

The Shares described above were offered by NuZee pursuant to a registration statement on Form S-1 (No. 333-234643) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 18, 2020. The Shares may be offered only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the Offering has been filed with the SEC.  Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the Offering may be obtained by visiting the SEC’s website located at http://www.sec.gov or by contacting The Benchmark Company, Attention: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155, by email at prospectus@benchmarkcompany.com, or by telephone at (212) 312-6700.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sales of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations, and NuZee does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Shares and potential changes in market conditions constitute forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: the effects of the COVID-19 pandemic on our operations and general economic conditions; the risk that the public offering of Shares may not close; and our need for substantial additional funds; for a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC and in the preliminary prospectus and accompanying prospectus relating to the offering to be filed with the SEC.

About NuZee and Coffee Blenders
NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee producer and co-packer. We co-pack single-serve pour-over coffee products for customers in the U.S. market and also co-pack for the Korean market.

CONTACT:

Shanoop Kothari SVP and Chief Financial Officer (713) 530-7688 shanoop@coffeeblenders.com